Exhibit 99.B.16

The Hartford Mutual Funds, Inc. (333-02381)

The Hartford Mutual Funds II, Inc. (002-11387)

POWER OF ATTORNEY

September 27, 2012

Lynn S. Birdsong	Robert M. Gavin
Duane E. Hill	Sandra S. Jaffee
William P. Johnston	Phillip O. Peterson
Lemma W. Senbet	James E. Davey
Lowndes A. Smith

do hereby constitute and appoint as their attorneys-in-fact Edward P. Macdonald, Hazel Mugo and Alice A. Pellegrino to sign on their behalf the Registration Statement on Form N-14 relating to the proposed reorganization of The Hartford Fundamental Growth Fund into The Hartford Growth Opportunities Fund, and any amendments to the Registration Statement, including pre-effective amendments and post-effective amendments, with all exhibits thereto, and to file the same documents with the Securities and Exchange Commission relating to the above-referenced investment company.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney to be effective as of the date first written above.

/s/ Lynn S. Birdsong	/s/ Robert M. Gavin
Lynn S. Birdsong	Robert M. Gavin

/s/ Duane E. Hill	/s/ Sandra S. Jaffee
Duane E. Hill	Sandra S. Jaffee

/s/ William P. Johnston	/s/ Phillip O. Peterson
William P. Johnston	Phillip O. Peterson

/s/ Lemma W. Senbet	/s/ Lowndes A. Smith
Lemma W. Senbet	Lowndes A. Smith

/s/ James E. Davey
James E. Davey